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                                     EXHIBIT 11.1

                     ACCESS ANYTIME BANCORP, INC. AND SUBSIDIARY

                    STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
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                                                           Six months ended     Three months ended
                                                            June 30, 1997        June 30, 1997
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PRIMARY EARNINGS PER SHARE:

Net income                                                   $   246,516          $   135,809
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Shares:
  Weighted average number of shares outstanding                1,043,546            1,189,502

  Add- Dilutive effect of unissued shares for directors in
         lieu of cash compensation                                    92                  184
       Dilutive effect of outstanding stock options                  954                  156
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                                                                   1,046                  340
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  Weighted average number of shares outstanding,
       as adjusted                                             1,044,592            1,189,842
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Net income per share:  primary                               $    0.2360 (a)      $    0.1141  (a)
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ASSUMING FULL DILUTION:

Net income                                                   $   246,516          $   135,809
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Shares:
  Weighted average number of shares outstanding                1,043,546            1,189,502

  Add- Dilutive effect of unissued shares for directors in
          lieu of cash compensation                                   92                  184
       Dilutive effect of outstanding stock options                1,758                2,561
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                                                                   1,850                2,745
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  Weighted average number of shares outstanding,
       as adjusted                                             1,045,396            1,192,247
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Net income per share:  assuming full dilution                $    0.2358 (a)      $    0.1139  (a)
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(a) This calculation is submitted in accordance with Regulation S-K Item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it results in dilution of less than 3%.